UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

B2Digital, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4425 Ventura Canyon Avenue, Suite 105, Sherman Oaks, CA 91423
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (310) 281-2571

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 14, 2007, Larry O’Donnell, CPA, P.C. (“O’Donnell”) resigned as B2Digital, Incorporated’s (the “Company”) independent registered public accounting firm due to Securities and Exchange Commission (“SEC”) partner rotation rules, which required O’Donnell to resign after serving as the Company’s auditor for five consecutive years.

O’Donnell’s report on the Company’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles, except that the reports contained a disclosure expressing substantial doubt about the Company’s ability to continue as a going concern due to significant operating losses. The financial statements did not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years and the subsequent interim period preceding O’Donnell’s resignation, there were no disagreements with O’Donnell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to O’Donnell’s satisfaction would have caused O’Donnell to make reference to the subject matter of the disagreements in connection with its report.

The Company provided O’Donnell with a copy of this disclosure on Form 8-K prior to filing it with the SEC, and requested that O’Donnell furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made in this disclosure, and if not, stating the aspects with which it does not agree. A copy of the letter provided by O’Donnell, dated 18 May, 2007, is attached to this Form 8-K as an exhibit.

On May 14, 2007, the Company engaged Moore & Associates, Chartered Accountants and Advisors (“Moore & Associates”) as its independent registered public accounting firm. The change in auditors was approved by the Company’s board of directors. Prior to their engagement, Moore & Associates was not consulted on any matter relating to the application of accounting principles to a specific transaction, whether completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2007, Igor Loginov resigned as a director of the Company. This resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 8.01. Other Events

The Company reports the following other events as of May 15, 2007:

(1)  On its Form 8-K dated March 13, 2007, the Company reported the acquisition through its wholly owned subsidiary, Hotel Movie Network, Inc., a Nevada corporation, of certain assets of Creative Domain Investments Ltd, an Alberta, Canada company (“Creative Domain”). Pursuant to the Asset Purchase Agreement with Creative Domain dated March 13, 2007 (the “Agreement”), the Company purchased from Creative Domain certain assets utilized for Pay per View, wireless Internet and Voice over IP (VoIP) services in the hospitality industry and other applications. In consideration for the assets, the Company agreed to pay $200,000, in the form of 400,000 restricted shares of common stock of B2Digital, Incorporated valued at $0.50 per share. This Agreement was filed as an Exhibit to the Form 8-K dated March 13, 2007.

On May 15, 2007, the Company issued 400,000 shares to Creative Domain and its designees pursuant to the Agreement. The issuance of shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder, as a transaction not involving any public offering. The shares were issued to an accredited investor. No general solicitation or advertising was used in connection with the sale of the shares and all shares were issued with a restrictive legend.

The Company will file the financial statements of Creative Domain by amendment to its Form 8-K dated March 13, 2007 once they are complete.

(2) On its Form 8-K dated March 19, 2007, the Company reported that it entered into an Asset Purchase Agreement (the “Agreement”) with Eagle West Communications, Inc., a Nevada corporation and Arizona based cable provider (“Eagle West”). Pursuant to the Agreement, the Company agreed to purchase from Eagle West substantially all of the assets relating to the operation of five cable franchises in North Eastern Arizona. In consideration for the assets, the Company agreed to pay Eagle West a total of $1,200,000 as follows: $100,000 as an earnest money deposit due within five days of the execution of the Agreement and payable against certain debt of Eagle West; 2,500,000 shares of restricted common stock of the Company valued at $.20 per share (the “Shares”); and a $600,000 convertible promissory note (the “Note”). The Shares have piggy back registration rights. The Note bears interest of 7.5% until due at the end of one year and is convertible into common stock of the Company at $.20 per share. The Note is secured by the assets purchased under the Agreement. The Agreement was filed as an exhibit to the Form 8-K dated March 19, 2007.

Paul D.H. LaBarre is an officer and majority shareholder of Eagle West and an officer, director and majority shareholder of the Company. Mr. LaBarre abstained from voting on this transaction. Other than with respect to Mr. LaBarre and the transaction, there is no material relationship between Eagle West and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

As of May 11, 2007, the Company paid the $100,000 earnest money deposit and on May 15, 2007, issued 2,500,000 shares to Eagle West. The issuance of shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder, as a transaction not involving any public offering. The shares were issued to an accredited investor. No general solicitation or advertising was used in connection with the sale of the shares and all shares were issued with a restrictive legend. The parties are working through the final closing items for this Agreement, which was originally scheduled to close on or about April 16, 2007.

(3) On April 2, 2007, the Company announced that Marcia Pearlstein, an officer and director of the Company, would retire 48,000,000 shares of common stock in exchange for convertible preferred stock. Subsequent to that date, the Company’s board of directors and Ms. Pearlstein agreed to abandon this transaction and Ms. Pearlstein will continue to own 48,000,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

16.1 Letter on change in certifying accountant from Larry O’Donnell, CPA, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007

B2Digital, Incorporated

By: /s/Robert C Russell
Name: Robert C Russell
Title: Chief Executive Officer